                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Digitas Inc. of our report dated January 31, 2001, related to the consolidated financial statements and financial statement schedule of Digitas Inc., which is included in the Annual Report on Form 10-K of Digitas Inc. for the year ended December 31, 2000.

/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 12, 2001